Exhibit 23.1

                                             1199 South Fairway Drive, 2nd Floor
                                                        Walnut, California 91789
                                                                     PO Box 3949
                                              City of Industry, California 91744
                                              (909) 594-2713 Fax (909) 594-.2357
                                                                   www.mswft.com

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MOORE STEPHENS WURTH FRAZER AND TORBET, LLP
        Certified Public Accountants and Consultants


To The Board of Directors
Rhohan Holdings Limited and subsidiary

                       Consent of independent Accountants
                     Rhohan Holdings Limited and Subsidiary
                          Audited Financial Statements
                           December 31, 2003 and 2002

We consent to the incorporation in the Form 8-K filing of China Autoparts, Inc. (formerly known as Talram Corporation) of our report dated February 25, 2004 on our audits of the Consolidated financial statements of Rhohan Holdings Limited and Subsidiary as of December 31, 2003 and 2002 and for the years then ended, which our reports are incorporated in the Form 8-K.



/s/ MOORE STEPHENS WURTH FRAZER AND TORBET, LLP
-------------------------------------------------
Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California
May 11, 2004

   Creating New Horizons By Bililding Relationships and Exceeding Expectations

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An independently owned and operated member of Moore Stephens North America, Inc.
-- members in principal cities throughout North America Moore Stephens North America, Inc is a member of Moore Stephens International Limited - members in principal cities throughout the world.